November 2025

Pricing Supplement No. 12,084

Registration Statement Nos. 333-275587; 333-275587-01

Dated November 21, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in International Equities

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due May 25, 2028

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to an unequally weighted basket composed of the EURO STOXX 50® Index (40.00% weighting), the Nikkei Stock Average (25.00% weighting), the FTSE® 100 Index (17.50% weighting), the Swiss Market Index (10.00% weighting) and the S&P®/ASX 200 Index (7.50% weighting) (each referred to as a “basket component”)

￭The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, provide for a payment at maturity that may be significantly less than the face amount and have the terms described in the accompanying product supplement for principal at risk securities, index supplement and prospectus, as supplemented or modified by this document. At maturity:

￭If the level of the basket has increased, investors will receive the face amount plus a positive return equal to 100% of the percentage increase in the level of the basket from the starting level, subject to a maximum return at maturity of 38.00% of the face amount. As a result of the maximum return, the maximum maturity payment amount will be $1,380.00 per security.

￭If the level of the basket has decreased, but the decrease is not more than the buffer amount of 15%, investors will receive the face amount plus an unleveraged positive return equal to the absolute value of the percentage decline in the level of the basket from the starting level to the ending level, which will effectively be limited to a positive return of 15%.

￭If the level of the basket decreases by more than the buffer amount of 15%, investors will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the level of the basket from the starting level in excess of the buffer amount of 15%.

￭Investors may lose up to 85% of the face amount of the securities.

￭The securities are for investors who seek an equity index-based return and who are willing to risk their investment and forgo current income and upside above the maximum return in exchange for the buffer and absolute return features that in each case apply to a limited range of performance of the basket.

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment.

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in the basket components.

The current estimated value of the securities is $962.10 per security. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$25.75	$974.25
Total	$1,291,000	$33,243.25	$1,257,756.75

(1)Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $25.75 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $20.00 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)In respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated November 16, 2023  Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Morgan Stanley Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due May 25, 2028

Final Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	May 25, 2028, subject to postponement if the calculation day is postponed*
Market measure:

An unequally weighted basket (the “Basket”) composed of the following basket components, with the weighting percentages noted parenthetically: the EURO STOXX 50® Index (the “SX5E Index”) (40.00%), the Nikkei Stock Average (the “NKY Index”) (25.00%), the FTSE® 100 Index (the “UKX Index”) (17.50%), the Swiss Market Index (the “SMI Index”) (10.00%) and the S&P®/ASX 200 Index (the “AS51 Index”) (7.50%) (each referred to as a “basket component” and collectively as the “basket components”).

Basket component publishers:

With respect to the SX5E Index, STOXX Limited, or any successor thereof.

With respect to the NKY Index, Nikkei Inc., or any successor thereof.

With respect to the UKX Index, FTSE Russell, or any successor thereof.

With respect to the SMI Index, SIX Swiss Exchange, or any successor thereof.

With respect to the AS51 Index, S&P® Dow Jones Indices LLC, or any successor thereof.

Maturity payment amount:

At maturity, the maturity payment amount per $1,000 face amount of securities will be determined as follows:

●If the ending level is greater than the starting level:

$1,000 plus the lesser of

(i)[$1,000 × basket return × participation rate], and

(ii)the maximum return

●If the ending level is less than or equal to the starting level, but greater than or equal to the threshold level:

$1,000 plus [$1,000 × absolute basket return]

In this scenario, you will receive a 1% positive return on the securities for each 1% negative return on the basket. In no event will this amount exceed the face amount plus $150.

●If the ending level is less than the threshold level:

$1,000 plus [$1,000 × (basket return + buffer amount)]

If the ending level is less than the threshold level, you will receive less, and up to 85% less, than the face amount of your securities at maturity.

Basket return:	ending level – starting level starting level
Absolute basket return:	The absolute value of the basket return. For example, a –5% basket return will result in a +5% absolute basket return.
Participation rate:	100%
Starting level:	100.00
Ending level:

The “ending level” will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 40.00% of the component return of the EURO STOXX 50® Index; (B) 25.00% of the component return of the Nikkei Stock Average; (C) 17.50% of the component return of the FTSE® 100 Index; (D) 10.00% of the component return of the Swiss Market Index; and (E) 7.50% of the component return of the S&P®/ASX 200 Index.

Component return:	The “component return” of a basket component will be equal to: final component level – initial component level initial component level
Initial component level:

With respect to the SX5E Index: 5,515.09, its closing level on the pricing date

With respect to the NKY Index: 48,625.88, its closing level on the pricing date

With respect to the UKX Index: 9,539.71, its closing level on the pricing date

With respect to the SMI Index: 12,632.67, its closing level on the pricing date

November 2025 Page 2

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due May 25, 2028

With respect to the AS51 Index: 8,416.501, its closing level on the pricing date
Final component level:	With respect to each basket component, its closing level on the calculation day
Calculation day:	May 22, 2028**
Threshold level:	85.00, which is equal to 85% of the starting level
Buffer amount:	15%
Maximum return:	The “maximum return” is 38.00% of the face amount per security ($380.00 per security). As a result of the maximum return, the maximum maturity payment amount is $1,380.00 per security.
Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	November 21, 2025
Original issue date:	November 26, 2025 (3 business days after the pricing date)
CUSIP / ISIN:	61779TQW0 / US61779TQW08
Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

* Subject to postponement pursuant to “General Terms of the Securities—Payment Dates” in the accompanying product supplement for principal at risk securities.

** Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

November 2025 Page 3

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due May 25, 2028

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000 per security. We estimate that the value of each security on the pricing date is $962.10.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the basket components. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the maximum return, the participation rate and the threshold level, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

November 2025 Page 4

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due May 25, 2028

Investor Considerations

The Principal at Risk Securities Linked to a Basket Consisting of Five Indices due May 25, 2028 (the “securities”) can be used:

￭as an alternative to direct exposure to the Basket that provides returns based on the performance of the Basket, subject to the maximum return;

￭to achieve similar levels of upside exposure to the basket components as a direct investment, subject to the maximum return; and

￭to obtain a buffer against a specified level of negative performance in the Basket.

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭are unwilling to accept the risk that the ending level of the Basket may decrease by more than the buffer amount of 15% from the starting level, resulting in a loss of some or a significant portion of the initial investment;

￭seek uncapped exposure to the upside performance of the Basket ;

￭seek full return of the face amount of the securities at maturity;

￭seek current income from their investments;

￭seek exposure to the Basket but are unwilling to accept the risk/return trade-offs inherent in the payment at maturity for the securities;

￭are unwilling to accept our credit risk; or

￭prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the securities. For more information about the Basket and the basket components, please see the information provided herein.

November 2025 Page 5

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due May 25, 2028

Determining Payment at Maturity

At maturity, the maturity payment amount per $1,000 face amount of securities will be determined as follows:

November 2025 Page 6

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due May 25, 2028

How the Securities Work

Payoff Diagram

The payoff diagram below illustrates the maturity payment amount on the securities based on the following terms:

Face amount:	$1,000 per security
Participation rate:	100%
Threshold level:	85% of the starting level
Maximum return:	38.00% of the face amount ($380.00 per security)

Securities Payoff Diagram

The securities
The Basket
Maturity payment amount per security
$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$1,000 Face amount
Contingent
absolute
return
$1,380.00
Maximum maturity
payment amount
$150 Minimum maturity
payment amount
-100%
-80%
-60%
-40%
-20%
-15%
0%
20%
38.00%
40%
60%
80%
100%
Percentage change from the starting value to the ending value

November 2025 Page 7

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due May 25, 2028

Scenario Analysis and Examples of Maturity Payment Amount at Maturity

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Basket relative to the starting level. We cannot predict the ending level on the calculation day. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the basket components. The numbers appearing in the examples below may have been rounded for ease of analysis. Notwithstanding anything to the contrary in the accompanying product supplement for principal at risk securities, the amount you will receive per $1,000 face amount of securities at maturity will be the maturity payment amount, defined and calculated as provided in this document. The following scenario analysis and examples illustrate the payment at maturity on a hypothetical offering of the securities, based on the following terms*:

Investment term: Approximately 2.5 years

Starting level: 100.00

Threshold level: 85.00 (85% of the starting level)

Hypothetical initial component level: For each basket component, 100.00

Participation rate: 100%

Maximum return: 38.00% of the face amount ($380.00 per security)

*The hypothetical initial component level of 100.00 for each basket component has been chosen for illustrative purposes only and does not represent the actual initial component level of any basket component. The actual initial component level for each basket component is set forth under “Final Terms” above. For historical data regarding the actual closing levels of the basket components, see the historical information set forth herein.

Example 1 — The level of the Basket increases from a starting level of 100.00 to an ending level of 130.25.

Hypothetical final component level:	SX5E Index: 130 NKY Index: 150 UKX Index: 110 SMI Index: 110 AS51 Index: 140
Hypothetical component return:	SX5E Index: (130 – 100) / 100 = 30% NKY Index: (150 – 100) / 100 = 50% UKX Index: (110 – 100) / 100 = 10% SMI Index: (110 – 100) / 100 = 10% AS51 Index: (140 – 100) / 100 = 40%

Based on the hypothetical component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (30.00% × 40.00%) + (50.00% × 25.00%) + (10.00% × 17.50%) + (10.00% × 10.00%) + (40.00% × 7.50%)] = 130.25

Because the hypothetical ending level is greater than the starting level, the maturity payment amount would equal $1,000 plus a positive return equal to the lesser of:

(i)$1,000 × basket return × participation rate
$1,000 × 30.25% × 100%
= $302.50, and

(ii)the maximum return of $380.00

On the maturity date, you would receive the maturity payment amount equal to $1,302.50 per $1,000 face amount of securities, resulting in a total return on the securities of 30.25%.

Example 2 — The level of the Basket increases from a starting level of 100.00 to an ending level of 196.75.

Hypothetical final component level:	SX5E Index: 200 NKY Index: 300 UKX Index: 110 SMI Index: 120 AS51 Index: 140

November 2025 Page 8

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due May 25, 2028

Hypothetical component return:	SX5E Index: (200 – 100) / 100 = 100% NKY Index: (300 – 100) / 100 = 200% UKX Index: (110 – 100) / 100 = 10% SMI Index: (120 – 100) / 100 = 20% AS51 Index: (140 – 100) / 100 = 40%

Based on the hypothetical component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (100.00% × 40.00%) + (200.00% × 25.00%) + (10.00% × 17.50%) + (20.00% × 10.00%) + (40.00% × 7.50%)] = 196.75

Because the hypothetical ending level is greater than the starting level, the maturity payment amount would equal $1,000 plus a positive return equal to the lesser of:

(i)$1,000 × basket return × participation rate
$1,000 × 96.75% × 100%
= $967.50, and

(ii)the maximum return of $380.00

On the maturity date, you would receive the maturity payment amount equal to $1,380.00 per $1,000 face amount of securities (which is the maximum maturity payment amount), resulting in a total return on the securities of 38.00%. The appreciation potential of the securities is limited by the maximum return. Although the participation rate provides 100% exposure to any increase in the ending level over the starting level, because the maturity payment amount will be limited to 138.00% of the face amount for the securities, any increase in the ending level over the starting level by more than 38.00% of the starting level will not further increase the return on the securities.

Example 3 — The level of the Basket decreases from a starting level of 100.00 to an ending level of 85.375.

Hypothetical final component level:	SX5E Index: 70 NKY Index: 80 UKX Index: 95 SMI Index: 110 AS51 Index: 130
Hypothetical component return:	SX5E Index: (70 – 100) / 100 = -30% NKY Index: (80 – 100) / 100 = -20% UKX Index: (95 – 100) / 100 = -5% SMI Index: (110 – 100) / 100 = 10% AS51 Index: (130 – 100) / 100 = 30%

Based on the hypothetical component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (-30.00% × 40.00%) + (-20.00% × 25.00%) + (-5.00% × 17.50%) + (10.00% × 10.00%) + (30.00% × 7.50%)] = 85.375

Because the hypothetical ending level is less than or equal to the starting level but greater than or equal to the threshold level, the maturity payment amount would equal $1,000 plus:

$1,000 × absolute basket return

Because the hypothetical ending level is less than or equal to the hypothetical starting level but greater than or equal to the hypothetical threshold level, you would receive the maturity payment amount equal to $1,146.25 per $1,000 face amount of securities, resulting in a total return on the securities of 14.625%.

Example 4 — The level of the Basket decreases from a starting level of 100.00 to an ending level of 54.00.

November 2025 Page 9

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due May 25, 2028

Hypothetical final component level:	SX5E Index: 50 NKY Index: 50 UKX Index: 60 SMI Index: 50 AS51 Index: 80
Hypothetical component return:	SX5E Index: (50 – 100) / 100 = -50% NKY Index: (50 – 100) / 100 = -50% UKX Index: (60 – 100) / 100 = -40% SMI Index: (50 – 100) / 100 = -50% AS51 Index: (80 – 100) / 100 = -20%

Based on the hypothetical component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (-50.00% × 40.00%) + (-50.00% × 25.00%) + (-40.00% × 17.50%) + (-50.00% × 10.00%) + (-20.00% × 7.50%)] = 54.00

Because the hypothetical ending level is less than the starting level by more than the buffer amount of 15%, you would lose a significant portion of the face amount of your securities and receive the maturity payment amount equal to:

$1,000 + [$1,000 × (basket return + buffer amount)]

$1,000 + [$1,000 × (-46% + 15%)]

= $690.00

Because the ending level is less than the threshold level on the calculation day, the securities will be exposed on a 1-to-1 basis to any decline in the level of the basket in excess of the buffer amount of 15%. Therefore, the maturity payment amount is equal to $690.00 per $1,000 face amount of securities, resulting in a total loss on the securities of 31%.

If the ending level is less than the threshold level on the calculation day, the securities will be exposed on a 1-to-1 basis to any decline in the level of the basket in excess of the buffer amount of 15%. You may lose up to 85% of the face amount of your securities at maturity.

November 2025 Page 10

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due May 25, 2028

Scenario Analysis – Hypothetical Maturity Payment Amount for each $1,000 Face Amount of Securities.

Performance of the Basket*	Performance of the Securities
Ending Level	Percentage Change from the Starting Level to the Ending Level	Maturity Payment Amount	Return on Securities(1)
200.00	100.00%	$1,380.00	38.00%
190.00	90.00%	$1,380.00	38.00%
180.00	80.00%	$1,380.00	38.00%
170.00	70.00%	$1,380.00	38.00%
160.00	60.00%	$1,380.00	38.00%
150.00	50.00%	$1,380.00	38.00%
140.00	40.00%	$1,380.00	38.00%
138.00	38.00%	$1,380.00	38.00%
130.00	30.00%	$1,300.00	30.00%
120.00	20.00%	$1,200.00	20.00%
110.00	10.00%	$1,100.00	10.00%
105.00	5.00%	$1,050.00	5.00%
100.00(2)	0.00%	$1,000.00	0.00%
95.00	-5.00%	$1,050.00	5.00%
90.00	-10.00%	$1,100.00	10.00%
85.00	-15.00%	$1,150.00	15.00%
84.00	-16.00%	$990.00	-1.00%
80.00	-20.00%	$950.00	-5.00%
70.00	-30.00%	$850.00	-15.00%
60.00	-40.00%	$750.00	-25.00%
50.00	-50.00%	$650.00	-35.00%
40.00	-60.00%	$550.00	-45.00%
30.00	-70.00%	$450.00	-55.00%
20.00	-80.00%	$350.00	-65.00%
10.00	-90.00%	$250.00	-75.00%
0.00	-100.00%	$150.00	-85.00%

*The Basket excludes cash dividend payments on stocks included in the basket components.

(1)The “Return on Securities” is the number, expressed as a percentage, which results from comparing the maturity payment amount per $1,000 face amount of securities to the purchase price of $1,000 per security.

(2)The starting level

November 2025 Page 11

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due May 25, 2028

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest, and you will receive less, and up to 85% less, than the face amount of your securities at maturity if the ending level is less than the threshold level. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or repay a fixed amount of the face amount of the securities. If the ending level is less than the threshold level, which is 85% of the starting level, the contingent absolute return feature will no longer be available and you will receive less, and up to 85% less, than the face amount of your securities at maturity. Investors may lose some or a significant portion of their investment in the securities.

￭The appreciation potential of the securities is limited by the maximum return. The appreciation potential of the securities is limited by the maximum return. Although the participation rate provides 100% exposure to any increase in the ending level over the starting level, because any positive return on the securities will be limited to the maximum return of 38.00% of the face amount for the securities, any increase in the ending level over the starting level by more than 38.00% of the starting level, will not further increase the return on the securities.

￭Any positive return based on the depreciation of the basket is effectively capped. Any positive return based on the depreciation of the basket will be capped at 15% because the contingent absolute return feature is operative only if the basket depreciates by no more than the buffer amount. Any depreciation of the basket by more than the buffer amount will result in a loss of some or a significant portion of the face amount and not a positive return.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. or any other dealer may be willing to purchase or sell the securities in the secondary market, including the level and volatility (frequency and magnitude of changes in level) and dividend yield of the basket components, interest and yield rates in the market, the time remaining until the securities mature, geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components or equities markets generally and which may affect the ending level and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. The levels of the basket components may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. See “EURO STOXX 50® Index Overview,” “Nikkei 225 Index Overview,” “FTSE® 100 Index Overview,” “Swiss Market Index Overview” and “S&P®/ASX 200 Index Overview” below. You may receive less, and up to 85% less, than the face amount per security if you try to sell your securities prior to maturity.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the securities is not linked to the value of the Basket at any time other than the calculation day. The ending level will be based on the level of the Basket on the calculation day, subject to postponement for non-trading days and certain market disruption events. Even if the level of the Basket increases prior to the calculation day but then decreases by the calculation day, the maturity payment amount may be less, and may be significantly less, than it would have

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Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due May 25, 2028

been had the maturity payment amount been linked to the level of the Basket prior to such decrease. Although the actual level of the Basket on the maturity date or at other times during the term of the securities may be higher than the ending level, the maturity payment amount will be based solely on the level of the Basket on the calculation day.

￭Investing in the securities is not equivalent to investing in the basket components. Investing in the securities is not equivalent to investing directly in the basket components or any of the component stocks of the basket components. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the basket components or any of the component stocks of the basket components.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial component levels, the starting level, the threshold level and the ending level and will calculate the amount of cash you receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the ending level in the event of a market disruption event or discontinuance of the relevant basket component. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “General Terms of the Securities—Market Disruption Events,” “—

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Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due May 25, 2028

Adjustments to an Index,” ““—Discontinuance of an Index,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day” and “Alternate Exchange Calculation in Case of an Event of Default” in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the basket components or component stocks of the basket components), including trading in the stocks that constitute the basket components as well as in other instruments related to the basket components. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the calculation day approaches. Some of our affiliates also trade the stocks that constitute the basket components and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial basket levels, and, therefore, could increase the levels at or above which the basket components must close on the calculation day so that investors do not suffer a loss on their initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities, including on the calculation day, could adversely affect the final component levels, and therefore, the ending level, and, accordingly, the amount of cash an investor will receive at maturity.

￭The maturity date may be postponed if the calculation day is postponed. If the scheduled calculation day is not a trading day or if a market disruption event occurs on that day so that the calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the basket components to which the securities are linked.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information About the Securities—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Basket

￭Changes in the levels of the basket components may offset each other. Level movements in the basket components may not correlate with each other. At a time when the levels of one or more basket components increase, the values of the other basket components may not increase as much, or may even decline. Therefore, in calculating the basket components’ performance on the calculation day, increases in the levels of one or more basket components may be moderated, or wholly offset, by lesser increases or declines in the levels of other basket components.

￭The basket components are not equally weighted. The securities are linked to a basket of five basket components, and the basket components have significantly different weights in determining the value of the basket. The same percentage change in each of the basket components would therefore have different effects on the ending level because of the unequal weighting. For example,

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Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due May 25, 2028

if the weighting of one basket component is greater than the weighting of another basket component, a 5% decrease in the level of the basket component with the greater weighting will have a greater impact on the ending level than a 5% increase in the level of the basket component with the lesser weighting.

￭The securities are subject to risks associated with investments in securities linked to the value of foreign equity securities. The securities are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Although the equity securities included in the Underliers are traded in foreign currencies, the value of your securities (as measured in U.S. dollars) will not be adjusted for any exchange rate fluctuations. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

￭Adjustments to the basket components could adversely affect the value of the securities. The publisher of each basket component may add, delete or substitute the stocks constituting such basket component or make other methodological changes that could change the level of the basket component. The publisher of each basket component may discontinue or suspend calculation or publication of the basket component at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued basket component and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor index for such index, the maturity payment amount on the securities will be an amount based on the closing prices at maturity of the securities composing such basket component at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the such basket component last in effect prior to discontinuance of such basket component.

￭Historical levels of the basket components should not be taken as an indication of the future performance of the basket components during the term of the securities. No assurance can be given as to the level of the basket components at any time, including on the calculation day, because historical levels of the basket components do not provide an indication of future performance of the basket components.

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Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due May 25, 2028

Basket Overview

The Basket will represent a portfolio of the following five basket components, with the return of each basket component having the weighting noted parenthetically:  EURO STOXX 50® Index (40.00%), the Nikkei Stock Average (25.00%), the FTSE® 100 Index (17.50%), the Swiss Market Index (10.00%) and the S&P®/ASX 200 Index (7.50%). The level of the Basket will increase or decrease depending upon the aggregate performance of the basket components.  For more information regarding the basket components, see “EURO STOXX 50® Index Overview,” “Nikkei Stock Average Overview,” “FTSE® 100 Index Overview,” “Swiss Market Index Overview” and “S&P®/ASX 200 Index Overview.” The Basket does not reflect the performance of all major securities markets.

While historical information on the level of the Basket does not exist, the following graph sets forth the hypothetical historical daily levels of the Basket for the period from January 1, 2020 to November 21, 2025, assuming that the Basket was constructed on January 1, 2020 with a starting level of 100 and that each of the basket components had the applicable weighting as of such day. We obtained the closing levels and other information used by us in order to create the graph below from Bloomberg Financial Markets (“Bloomberg”) without independent verification.

The hypothetical historical basket levels, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the levels of the Basket during any period shown below is not an indication that the percentage change in the level of the Basket is more likely to be positive or negative during the term of the securities. The hypothetical historical levels do not give an indication of future levels of the Basket.

There can be no assurance that the performance of the Basket will not result in a loss of the principal amount of the securities.

The Basket Daily Closing Levels January 1, 2020 to November 21, 2025

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EURO STOXX 50® Overview

The EURO STOXX 50® Index was created by STOXX® Limited, a part of Qontigo, which is a wholly owned subsidiary of Deutsche Börse AG. Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991. The component stocks of the EURO STOXX 50® Index represent the performance of the 50 largest companies among the 20 STOXX® supersectors in terms of free float market capitalization, which includes stocks selected from 8 Eurozone countries. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors. For additional information about the EURO STOXX 50® Index, see the information set forth under “EURO STOXX 50® Index” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the SX5E Index for the period from January 1, 2020 through November 21, 2025. The closing level of the SX5E Index on November 21, 2025 was 5,515.09. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The SX5E Index has at times experienced periods of high volatility, and you should not take the historical levels of the SX5E Index as an indication of its future performance, and no assurance can be given as to the closing level of the SX5E Index at any time, including on the calculation day.

SX5E Index Daily Closing Levels January 1, 2020 to November 21, 2025

“EURO STOXX 50®” and “STOXX®” are registered trademarks of STOXX® Limited. For more information, see “EURO STOXX 50® Index” in the accompanying index supplement.

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Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due May 25, 2028

Nikkei Stock Average Overview

The Nikkei Stock Average, which we also refer to as the Nikkei 225 Index, is a stock index calculated, published and disseminated by Nikkei Inc. (formerly known as Nihon Keizai Shimbun, Inc.), which we refer to as Nikkei. The Nikkei Stock Average measures the composite price performance of 225 underlying stocks, which represent a broad cross-section of Japanese industries, trading on the Prime Market of the Tokyo Stock Exchange (the “TSE”). Stocks must be listed on the Prime Market of the TSE in order to be included in the Nikkei Stock Average. Nikkei rules require that the 75 most liquid issues (one-third of the component count of the Nikkei Stock Average) be included in the Nikkei Stock Average. Nikkei first calculated and published the Nikkei Stock Average in 1970. The 225 companies included in the Nikkei Stock Average are divided into six sector categories: technology, financials, consumer goods, materials, capital goods/others and transportation and utilities. For additional information about the Nikkei Stock Average, see the information set forth under “Nikkei Stock Average” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the NKY Index for the period from January 1, 2020 through November 21, 2025. The closing level of the NKY Index on November 21, 2025 was 48,625.88. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical values of the NKY Index should not be taken as an indication of its future performance, and no assurance can be given as to the level of the NKY Index at any time. You should not take the historical levels of the NKY Index as an indication of its future performance, and no assurance can be given as to the closing level of the NKY Index on the calculation day.

NKY Index Daily Closing Levels January 1, 2020 to November 21, 2025

Nikkei Inc. (“Nikkei”), the publisher of the Nikkei 225 Index, has the copyright to the Nikkei 225 Index. All rights to the Nikkei 225 Index are owned by Nikkei. We disclaim all responsibility for the calculation or other maintenance of or any adjustments to the Nikkei 225 Index. Nikkei has the right to change the contents of the Nikkei 225 Index and to cease compilation and publication of the Nikkei 225 Index. In addition, Nikkei has no relationship to us or the securities; it does not sponsor, endorse, authorize, sell or promote the securities, and has no obligation or liability in connection with the administration, marketing or trading of the securities or with the calculation of the return on your investment.

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Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due May 25, 2028

FTSE® 100 Index Overview

The FTSE® 100 Index, which is calculated, published and disseminated by FTSE Russell, is a free-float-adjusted index which measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the London Stock Exchange. The 100 stocks included in the FTSE® 100 Index (the “FTSE Underlying Stocks”) are selected from a reference group of stocks trading on the London Stock Exchange which are in turn selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days. The FTSE Underlying Stocks are selected from this reference group by selecting 100 stocks with the largest market value. For additional information about the FTSE® 100 Index, see the information set forth under “FTSE® 100 Index” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the UKX Index for the period from January 1, 2020 through November 21, 2025. The closing level of the UKX Index on November 21, 2025 was 9,539.71. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The UKX Index has at times experienced periods of high volatility. You should not take the historical levels of the UKX Index as an indication of its future performance, and no assurance can be given as to the closing level of the UKX Index on the calculation day.

FTSE® 100 Index Daily Closing Levels January 1, 2020 to November 21, 2025

“FTSE®” and “FootsieTM” are trademarks of London Stock Exchange Plc and The Financial Times Limited. For more information, see “FTSE® 100 Index” in the accompanying index supplement.

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Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due May 25, 2028

Swiss Market Index Overview

The Swiss Market Index® represents more than 75% of the free-float capitalization of the Swiss equity market. The Swiss Market Index® consists of the 20 largest, most highly capitalized and liquid equities of the Swiss Performance Index® traded on the SIX Swiss Exchange. The composition of the Swiss Market Index® is reviewed annually, and in order to ensure a high degree of continuity in the composition of the Swiss Market Index®, the component stocks are subject to a special procedure for addition to or removal from the Swiss Market Index® based on free-float market capitalization and liquidity. For additional information about the Swiss Market Index®, see the information set forth under “Swiss Market Index®” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the SMI Index for the period from January 1, 2020 through November 21, 2025. The closing level of the SMI Index on November 21, 2025 was 12,632.67. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The SMI Index has at times experienced periods of high volatility. You should not take the historical levels of the SMI Index as an indication of its future performance, and no assurance can be given as to the closing level of the SMI Index on the calculation day.

Swiss Market Index Daily Closing Levels January 1, 2020 to November 21, 2025

“Swiss Market Index®” and “SMI®” are trademarks of SIX Swiss Exchange. For more information, see “Swiss Market Index” in the accompanying index supplement.

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Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due May 25, 2028

S&P®/ASX 200 Index Overview

The S&P®/ASX 200 Index is Australia’s large capitalization tradable equity index and Australia’s institutional benchmark. The S&P®/ASX 200 Index measures the performance of the 200 largest and most liquid index-eligible stocks listed on the Australian Securities Exchange by float-adjusted market capitalization. Only stocks that are actively and regularly traded are considered for inclusion in the S&P®/ASX 200 Index. For additional information about the S&P®/ASX 200 Index, see the information set forth under “S&P®/ASX 200 Index” in the accompanying index supplement.

In addition, information about the S&P®/ASX 200 Index may be obtained from other sources including, but not limited to, the basket component publisher’s website (including information regarding the S&P®/ASX 200 Index’s (i) top ten constituents, (ii) sector weightings and (iii) country weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor any agent or dealer for this offering makes any representation that this publicly available information regarding the basket components is accurate or complete.

The following graph sets forth the daily closing levels of the AS51 Index for the period from January 1, 2020 through November 21, 2025. The closing level of the As51 Index on November 21, 2025 was 8,416.501. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The AS51 Index has at times experienced periods of high volatility. You should not take the historical levels of the AS51 Index as an indication of its future performance, and no assurance can be given as to the closing level of the AS51 Index on the calculation day.

S&P®/ASX 200 Index Daily Closing Levels January 1, 2020 to November 21, 2025

“S&P®” is a trademark of Standard and Poor’s Financial Services LLC. For more information, see “S&P®/ASX 200 Index” in the accompanying index supplement.

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Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due May 25, 2028

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

Tax considerations

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for principal at risk securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Additional considerations

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Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due May 25, 2028

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $25.75 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $20.00 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to "agent" refer to each of MS & Co. and WFS, as agents for this offering, except that references to "agent" in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for principal at risk securities.

Validity of the securities

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee.  This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated September 23, 2025, which was filed as an exhibit to a Current Report on Form 8-K by the Company on September 23, 2025.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, index supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

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Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due May 25, 2028

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the index supplement or in the prospectus.

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